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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Following is a list of the Registrant's subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

                         DOMESTIC - 100 PERCENT

         Corn Products International, Inc. (Delaware)
         Corn Products Sales Corporation (Delaware)
         Crystal Car Line, Inc. (Illinois)
         Enzyme Bio-Systems Ltd. (Delaware)
         Feed Products Limited (New Jersey)
         The Chicago, Peoria and Western Railway Company (Illinois) Cali Investment Corp. (Delaware)
         Colombia Millers Ltd. (Delaware)
         Hispano-American Company, Inc. (Delaware)
         Inversiones Latinoamericanas S.A. (Delaware)
         Bedford Construction Company (New Jersey)
         Corn Products Puerto Rico, Inc. (Delaware)

                          FOREIGN - 100 PERCENT

         Argentina: Productos de Maiz, S.A.
         Barbados: Corn Products International Sales Company, Inc.
         Brazil: Corn Products Brasil Ingredientes Industriais, Ltda.
         Canada: Canada Starch Company
                 -Canada Starch Operating Company, Inc.
                 -Casco Inc.
                 -Casco Sales Company Inc.
                 -Corn Products Canada Inc.
         Chile: Corn Products Chile Inducorn S.A.
         Colombia: Industrias del Maiz S.A. - Corn Products Andina
 .        Honduras: Almidones del Istmo S.A. de C.V.
         Japan: Corn Products Japan Ltd.
         Kenya: Corn Products Kenya Ltd.

         Malaysia: Stamford Food Industries Sdn. Berhad
         Mexico: Productos Modificados S.A. de C.V.
         Singapore: Corn Products Trading Co. Pte. Ltd.
         Uruguay: Productos de Maiz Uruguay, S.A.
         Venezuela: Corn Products Venezuela. C.A.
         Ecuador: Indumaiz del Ecuador S.A
         Thailand: Corn Products Marketing (Thailand) Ltd


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                                    OTHER

         Pakistan: Rafhan Maize Products Co. Ltd. - 70.31 percent
         Mexico: Arancia S.A. de C.V. - 90 percent (Indirect and Direct) Aracorn S.A. de C.V - 49 percent
                   Arendadora de Gefemesa S.A.de C.V. (100 percent)
         Korea: Doosan Corn Products Korea, Inc. - 50 percent
         Ecuador: Poliquimicos del Ecuador S.A. - 91.7 percent
         Japan: Nihon Skokuhin Kaho Company, Ltd. - 22.96 percent
         Brazil: GETEC - 20.17 percent

The Company also has other subsidiaries, which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.